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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 August 3, 1998

                                    KTI, INC.
               (Exact name of Registrant as specified in Charter)


      New Jersey                    33-85234                     22-2665282
(State or other juris-             (Commission                 (IRS Employer
diction of incorporation)          File Number)                Identification
                                                                   Number)


7000 Boulevard East, Guttenberg, New Jersey                       07093
(Address of principal executive office)                         (Zip Code)


Registrant's telephone number including area code-           (201) 854-7777


                                 Not Applicable
         (Former name and former address, as changed since last report)
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Item 5.           Other Events.

                  On August 5, 1998, KTI Environmental Consulting, Inc., a subsidiary of KTI, Inc., a New Jersey corporation (the Company or the Registrant) purchased substantially all of the assets of First State Recycling, Inc., a Delaware corporation ("First State Recycling") for cash and stock in the amount of $1.85 million. The Company is purchasing First State Recycling subject to existing funded debt of $445,000.

                  First State Recycling has its headquarters in Wilmington, Delaware. First State Recycling is in the business of processing post industrial and other waste plastics.

                  First State Recycling had revenues of approximately $2.8 million in 1997.

                  On August 3, 1998, the Company completed the exchange of 843,960 shares of its 8.75% Convertible Exchangeable Series B Preferred Stock for $21,099,000 par amount of its Convertible Subordinated 8.75% Notes due August 15, 2004. 12,040 shares of its 8.75% Convertible Exchangeable Series B Preferred Stock were converted into shares of the Company's common stock.
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         ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


         (c) Exhibits.

         Exhibit Number    Description
         --------------    -----------

                  4.1 ASSET PURCHASE AGREEMENT dated as of August 5, 1998, by and among First State Recycling, Inc., a Delaware corporation, and KTI Environmental Consulting, Inc., a Delaware corporation. The exhibits to the SECURITIES PURCHASE AGREEMENT do not contain information which is material to an investment decision.

                  4.2      News Release dated August 5, 1998

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             KTI, Inc.
                                             (the Registrant)



Dated:   August 5, 1998                      By: /s/ Martin J. Sergi
                                                 -------------------------
                                             Name:  Martin J. Sergi
                                             Title: President
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                                   EXHIBITS
                                   --------


         Exhibit Number    Description
         --------------    -----------

             4.1 ASSET PURCHASE AGREEMENT dated as of August 5, 1998, by and among First State Recycling, Inc., a Delaware corporation, and KTI Environmental Consulting, Inc., a Delaware corporation. The exhibits to the SECURITIES PURCHASE AGREEMENT do not contain information which is material to an investment decision.

             4.2      News Release dated August 5, 1998